Exhibit 99.1
MATADOR RESOURCES COMPANY ANNOUNCES CLOSING OF
NEW CREDIT AGREEMENT

DALLAS, Texas, November 18, 2021 -- Matador Resources Company (NYSE: MTDR) (“Matador Resources”, “Matador” or the “Company”) announced today the closing of a new amended and restated credit agreement (the “Credit Agreement”). The Credit Agreement, which is dated November 18, 2021 and is more formally described as the Fourth Amended and Restated Credit Agreement, amends and restates that certain Third Amended and Restated Credit Agreement dated as of September 28, 2012 among MRC Energy Company, a wholly-owned subsidiary of the Company (“MRC”), as borrower; various lenders as individual parties thereto; Royal Bank of Canada, as administrative agent to the agreement; and Matador Resources as a guarantor.

Under the Credit Agreement signed on November 18, 2021,

a.the maturity date was extended by three years to October 31, 2026, from October 31, 2023 previously, unless accelerated earlier;
b.the borrowing base was increased by 50% to $1.35 billion, as compared to $900 million previously;
c.the elected borrowing commitment was reaffirmed at $700 million; and
d.the maximum facility amount was reaffirmed at $1.5 billion.

Additional financial terms and covenants under the Credit Agreement are included in the Form 8-K that will be filed with the U.S. Securities and Exchange Commission.

Joining Royal Bank of Canada are Truist Bank, Bank of America, The Bank of Nova Scotia, PNC Bank, KeyBank, Comerica Bank, U.S. Bank, Iberiabank (First Horizon Bank), Amegy Bank and Cathay Bank as the lenders under the Credit Agreement

Joseph Wm. Foran, Matador’s Chairman and CEO, commented, “We are pleased today to announce the closing of our new Credit Agreement extending the maturity date to October 31, 2026. We are particularly pleased by the 50% increase in our borrowing base to $1.35 billion, as compared to $900 million previously, which we believe reflects the confidence of our lenders in the increasing value and quality of Matador’s oil and natural gas reserves and our growing financial strength. We greatly value the relationships with our lenders and are grateful for their continued support over many years, which has made a difference in our business. We are also excited today to welcome KeyBank, U.S. Bank and Amegy Bank to our bank group going forward.”

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations, primarily through its midstream joint venture, San Mateo, in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and produced water gathering services and produced water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future liquidity, the payment of dividends, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; the impact of the worldwide spread of the novel coronavirus, or COVID-19, on oil and natural gas demand, oil and natural gas prices and its business; the operating results of the Company’s midstream joint venture’s Black River cryogenic natural gas processing plant; the timing and operating results of the buildout by the Company’s midstream joint venture of oil, natural gas and water gathering and transportation systems and the drilling of any additional produced water disposal wells; and other important factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Capital Markets Coordinator
(972) 371-5225
investors@matadorresources.com

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